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Exhibit 10.13

                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                                FOR DIVISIONS OF
                       VERTEX COMMUNICATIONS CORPORATION
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1995)


         1. PURPOSE OF PLAN. This Management Incentive Compensation Plan is intended to attract and retain key employees of outstanding competence and to promote the growth and development of the Divisions by providing incentive compensation as a reward to those officers, managers, and other key employees who contribute by their ability, industry, and ingenuity to the management, development, and successful operations of the Divisions.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the ascribed meanings unless otherwise clearly apparent from the context:

                 "Annual Operating Plan" (AOP) - shall mean the projected plan of operations of a Division, as approved for such Division by the Board of Directors for a designated Fiscal Year.

                 "Annual Performance Objectives" - shall mean the financial objectives of the respective Division which the Compensation Committee shall promulgate and define as applicable for each Division for each Fiscal Year relative to various degrees of achievement of Awards under the Plan at various levels of Pretax Income achieved by the respective Divisions for such Fiscal Year and such other measurements of financial accomplishment by the Divisions, respectively, as it shall in its sole discretion authorize and approve as conditions precedent to full realization by Participants of Awards under the Plan, which Annual Performance Objectives shall be communicated annually in a comprehensive memorandum from the Compensation Committee to all Participants in the Plan.

                 "Award" - shall mean a cash distribution to be made to a Participant for a Fiscal Year as determined in accordance with the provisions of the Plan.

                 "Board of Directors" - shall mean the Board of Directors of the Company.

                 "Company - shall mean Vertex Communications Corporation.

                 "Compensation Committee" - shall mean the Compensation Committee of the Board of Directors.

                 "Division" - shall mean a Division of the Company including Vertex Antenna Division, Vertex Controls Systems Division, Vertex Integrated Satellite Antenna Technology Division, and any other Division of the Company to which this Plan shall become hereafter applicable by action of the Board of Directors.

                 "Employee" - shall mean a person who is in the regular full-time employment of a Division as determined by the personnel policies and practices of such Division.

                 "Fiscal Year" - shall mean the taxable year of the Division ending September 30.
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                 "Participant" - shall mean any Employee who is eligible to receive an Award during a Fiscal Year, as designated and approved for such Fiscal Year by the Compensation Committee.

                 "Plan" - shall mean the Management Incentive Compensation Plan for the Divisions of Vertex Communications Corporation.

                 "Pretax Income" - shall mean for each Fiscal Year the net income of each Division before federal and state taxes determined in accordance with generally accepted accounting principles consistently applied and as approved by the independent public accountants who have examined the financial accounts and records of each Division for such Fiscal Year; provided, however, that such Pretax Income determination shall be adjusted to include the effect of the amount of any Award paid or to be paid to a Participant pursuant to the Plan.

                 "Projected Pretax Income" - shall mean for each Fiscal Year the level of Pretax Income projected and approved by the Board of Directors to be achieved by the Divisions, respectively, for such Fiscal Year pursuant to the Annual Operating Plan as related to such Divisions, respectively, for such Fiscal Year.

                 "Target Bonus Fund" - shall mean the target fund established from time to time by the Board of Directors for each Division, respectively, to fund the payment of the Awards to Employees of such Division for a designated Fiscal Year hereunder.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee shall consist of not less than two (2) members of the Board of Directors. The Board of Directors may from time to time appoint members of the Compensation Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Compensation Committee. The Compensation Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable.

                 A majority of the members of the Compensation Committee shall constitute a quorum. All action of the Compensation Committee shall be taken by a majority of its members. Any action may be taken by written instrument signed by a majority of the members, and any action so taken shall be deemed fully as effective as if it had been taken by a vote of the majority of the members at the meeting duly called and held. The Compensation Committee may appoint a Secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                 The Compensation Committee shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan.

                 All determinations, decisions, and directions made or given by the Board of Directors or the Compensation Committee under the Plan shall be final and conclusive. The decision of the Board of Directors or the Compensation Committee on any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and no provision of the Plan shall be deemed to give any Employee, his/her legal representative or assigns, any right to participate in the Plan, except to
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such extent, if any, as the Compensation Committee may have determined or approved pursuant to the provisions of the Plan.

         4. PARTICIPATION IN THE PLAN. During the existence of the Plan, the Compensation Committee shall designate for each Fiscal Year the Employees of each Division who shall be eligible to participate in the Plan for such Fiscal Year. The Compensation Committee shall give consideration to the recommendations and suggestions submitted to it by officers, managers, and department heads of the respective Divisions, with respect to Employees of each such Division who are mainly responsible in an executive, administrative, professional, technical, or advisory capacity for the management of the operations of the Divisions.

         5. DETERMINATION OF INCENTIVE COMPENSATION. Prior to the commencement of each Fiscal Year, the Board of Directors shall determine the Target Bonus Fund for each Division that will be available for payment of Awards to employees of each such Division for such Fiscal Year. Within thirty
(30) days thereafter, the Compensation Committee in its discretion shall determine the amount of the targeted Award for each of the Participants in the Plan for such Fiscal Year by determining the share of the Target Bonus Fund applicable to each Participant that each such Participant will be eligible to receive for such Fiscal Year, subject to the terms of the Plan, including, without limitation, compliance and satisfaction by the respective Divisions with the Annual Performance Objectives established by the Compensation Committee for each such Division for such Fiscal Year and set forth in a comprehensive memorandum from the Compensation Committee to the Participants of the Plan for such Fiscal Year. The payment schedule will be delineated annually by the Compensation Committee in a memo from the Chairman of the Compensation Committee to the Vice President/General Manager of each Division as soon as practical after the determination thereof. The Compensation Committee, through the Vice President/General Manager of each Division, shall notify each Participant of his/her selection to participate in the Plan and the share of each such Participant in and to the Target Bonus Fund applicable to the Division which employs or employed such Participant for such Fiscal Year, including the Annual Performance Objectives applicable for such Fiscal Year.

         6. AWARD OF INCENTIVE COMPENSATION. Within forty-five (45) days after completion of the Company's Fiscal Year, the Compensation Committee shall determine the amount of the Award to be paid to each Participant for such Fiscal Year. The amount of the Award of each Participant employed by a particular Division for each Fiscal Year shall be determined by measuring (i) the actual Pretax Income achieved by such Division for such Fiscal Year compared to the Projected Pretax Income of such Division reflected in the Annual Operating Plan for such Fiscal Year and (ii) the degree of accomplishment by each respective Division of the Annual Performance Objectives for each such Division for such Fiscal Year set forth in a comprehensive memorandum to Plan Participants referred to in Section 5 hereof as related to the projected objectives for each Division as contained in the Annual Operating Plan for each such Division for such Fiscal Year. The amounts of each Award thus determined shall be distributed by the Division to the Participants as soon as practical after the determination thereof. Unless the Participant has filed with the Division written instructions to the contrary, any Award payable with respect to a deceased Participant shall be paid to such Participant's surviving spouse, if any; otherwise, such Award shall be paid to such Participant's estate.

         7. FORFEITURE OF INCENTIVE COMPENSATION. A Participant shall be entitled to and shall receive the full amount of his/her Award for a Fiscal Year, provided such Participant remains in the full-time employ of the Division for such Fiscal Year. A Participant whose employment is terminated for any reason shall forfeit participation in the Plan and shall not be entitled to any Award for such Fiscal Year. Notwithstanding the preceding, in the event of the death or permanent disability of a Participant during any Fiscal Year, the Compensation Committee shall have the power and authority to determine whether an
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Award should be paid to such Participant for such Fiscal Year.  The determination of the Compensation Committee in the exercise of such power and authority in its sole discretion shall be final and binding upon each Participant and anyone claiming by or through such Participant.

         8. AMENDMENT OR TERMINATION. The Board of Directors may, from time to time, amend, modify, change, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, except that:

                 (a) No amendment, modification, change, suspension, or termination may affect any right of any Participant to receive Awards made to such Participant prior to the effective date of such amendment, modification, change, suspension, or termination; and,

                 (b) No amendment, modification, or change may withdraw the obligation and right of interpretation and administration of the Plan from the Compensation Committee.

         9. NO RIGHT TO EMPLOYMENT. Nothing in the Plan shall be deemed to give any Employee or his/her legal representative or assigns, or any other person or entity claiming under or though the Employee, any contract or other right to participate in the benefits of the Plan other than as expressly set forth herein. Nothing in the Plan shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Division will continue to employ any individual (whether or not an Employee or a Participant); nor shall the Plan affect in any way the right of the Division to terminate the employment of any individual (whether or not an Employee or a Participant) at any time.

         10. INDEMNIFICATION OF COMPENSATION COMMITTEE. In addition to such other rights of indemnification as they may have as members of the Board of Directors or as members of the Compensation Committee, the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceedings, or in connection with any appeal thereof, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceedings, except in relation to matters as to which it shall be adjudged in such action, suit, or proceedings that such Compensation Committee member is liable for negligence or misconduct in the performance of his/her duties, provided that within thirty (30) days after institution of any such action, suit, or proceedings a Compensation Committee member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.

         11. EFFECTIVE DATE AND TERM. This Plan (as hereby amended and restated) supersedes all prior management incentive compensation plans applicable to Divisions of the Company, and shall be effective commencing as of October 1, 1995, and shall remain in effect until terminated by the Board of Directors.

Executed this 26th day of September, 1995.

                                        VERTEX COMMUNICATIONS CORPORATION


                                        By: /s/ J. Rex Vardeman
                                            J. REX VARDEMAN, President
ATTEST:


By: /s/ Bill R. Womble
    BILL R. WOMBLE, Secretary